Exhibit 10.16

EXECUTION VERSION

Work Agreement #6

PROJECT NAME: Aviation Services

WORK AGREEMENT (“Work Agreement”) #: 6

This Work Agreement is entered into by and between Studio City Entertainment Limited and Studio City Hotels Limited (each a “Studio City WA6 Party” and collectively, the “Studio City WA6 Parties”), on the one hand, and MCE Transportation Limited, MCE Transportation Two Limited and Melco Crown (Macau) Limited (each a “Melco Crown WA6 Party” and collectively, the “Melco Crown WA6 Parties”), on the other hand. All of the terms and conditions of the Master Services Agreement, dated December 21, 2015, as amended from time to time (the “Master Services Agreement”), by and between Studio City Parties (as defined therein) and Melco Crown Parties (as defined therein) are deemed to be incorporated in this Work Agreement.

1.	DEFINITIONS

For the purposes of this Work Agreement, the following terms shall have the meanings specified in this Section 1:

“Aircraft” means any airplane and/or air jet as may be from time to time owned by a Melco Crown WA6 Party.

“Aviation Services” shall mean the services described in Section 2.1 of this Work Agreement.

“Commencement Date” shall mean the date of execution of this Work Agreement.

“Crew” shall mean such pilots (captains and co-pilots), flight attendants and flight engineers who may be employed either by the Service Provider Group or by the Managers for operation and/or maintenance of the Aircraft.

“Crew Costs” shall mean all costs and expenses incurred or paid by the Service Provider Group in employing or engaging such Crew, including salary, bonuses, monetary value of equity compensation, payroll taxes, employee related insurance and employee benefits and applicable training costs.

“Depreciation” of the Aircraft shall be determined by amortizing (on a straight-line basis) the cost of the relevant Aircraft over the assessed useful life based on the planned replacement date of such Aircraft.

“Finance Expenses” means the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of financing the purchase of the Aircraft.

“Fixed Costs” means the fixed costs attributable to on-going operations of the relevant Aircraft, including, but not limited to, Crew Costs, Maintenance Costs, Management Fees, Aircraft insurance costs, Office Expenses, Depreciation and Finance Expenses.

“Flight Operations Costs” means the direct operating costs of a flight, including, but not limited to, fuel, parking, ground handling (including, but not limited to, de-icing), navigation, planning, passenger handling, airport fees, per diem crew costs, ferry flight charges (if applicable) and any other taxes, duties or charges applicable to such flight.

“Flight Time” means the total time (in hours) an Aircraft spends carrying passengers or positioning.

“Helicopter” means any helicopter as may be from time to time owned by a Melco Crown WA6 Party.

“Hourly Basic Charge”, in respect of an Aircraft, means the actual Fixed Costs for the six calendar months immediately prior to the month in which the relevant Aviation Services are provided to a Studio City WA6 Party divided by the total Flight Time for the same period.

“Initial Term” is defined in Section 3.1 of this Work Agreement.

“Maintenance Costs” shall mean all costs and expenses of maintenance, repair or refurbishment of the Aircraft, whether of a recurring or one-off nature, and whether directly incurred, paid or payable by the Service Provider Group, or incurred by the Managers and charged to the Service Provider Group.

“Management Fees” shall mean all the periodic management and administrative fixed fees incurred or paid by the Service Provider Group to the Managers pursuant to the relevant management agreements entered into between Melco Crown WA6 Parties and the Managers.

“Managers” shall mean the third party aircraft operators, with a valid air operator certificates, engaged by Melco Crown WA6 Parties from time to time for operation of the Aircraft.

“Office Expenses” means the Staff Costs and out of pocket office rental for offices used by aviation staff and consultants, utilities and supplies.

“Parties” or “Party” means Melco Crown WA6 Parties, any Melco Crown WA6 Party, Studio City WA6 Parties or any Studio City WA6 Party, as applicable.

“Per Flight Charge” is defined in Section 4.1(1) of this Work Agreement.

“Renewal Term” is defined in Section 3.1 of this Work Agreement.

“Service Provider Group” shall mean the Melco Crown WA6 Parties and those entities which are its Affiliates.

“Staff Costs” shall mean for each employee or consultant of Service Provider or member of Service Provider Group, excluding any Crew, to the extent utilized to provide the Aviation Services to the Service Recipient pursuant to this Work Agreement or similar services to other members of the Service Provider Group, all costs and expenses incurred or paid by Service Provider or members of Service Provider Group, including salary, bonuses, monetary value of equity compensation, payroll taxes, employee related insurance and employee benefits.

“Term” is defined in Section 3.1 of this Work Agreement.

Capitalized terms not defined herein shall have the meaning set forth in the Master Services Agreement.

2.	DESCRIPTION OF AVIATION SERVICES

2.1	Service Provider shall provide to the Service Recipient on an on-going basis during the Term (as defined below) the following services (collectively “Aviation Services”):

(a)	use of the Aircraft and/or Helicopter for air transportation services on an “as available” basis; and

(b)	subject to (a) above, management of such use of the Aircraft and/or Helicopter on substantially the same basis as provided by the Service Provider Group to its staff and customers;

provided, that Studio City WA6 Parties may only be a Service Recipient of the Aviation Services under this Section 2.1.

3.	TERM

3.1	Subject to Section 5.1, this Work Agreement shall be effective as of the Commencement Date and shall continue (unless earlier terminated by the provisions hereof or the Master Services Agreement) until June 26, 2022.

4.	COMPENSATION

4.1	All Aviation Services provided by the Service Provider to the Service Recipient hereunder shall be charged on the following fee schedule:

	Type of Service	Fees
1	Aviation Services

Aviation Services—Use of Aircraft

Service Recipient shall pay, for use of Aircraft for each individual trip, an amount equal to the Flight Operations Costs plus the Hourly Basic Charge multiplied by the actual Flight Time incurred for such instance of use (“Per Flight Charge”).

Before Aviation Services with an Aircraft are provided, Service Provider shall provide Service Recipient with an estimated fee quote based on the estimated Flight Time of the requested Aviation Services with an Aircraft and the estimated applicable Hourly Basic Charge (based on the most recent data available); provided, however, that such a fee quote is sought and provided on the basis that Service Recipient acknowledges that Flight Times and Hourly Basic Charges are calculated and provided on a “reasonable estimate” basis only, and Service Recipient shall be invoiced

Type of Service	Fees

and shall pay for the actual Flight Time incurred and the actual applicable Hourly Basic Charge.

Any Aviation Services with an Aircraft to be provided hereunder, and the relevant estimated fee quote in respect thereof, must be pre- approved in writing by one of the following:

(i)     the Chief Financial Officer of SCIH;

(ii)    the Property President of SCIH; or

(iii)  any person to whom either of the above has designated such authority (in writing, and otherwise in such form as is reasonably satisfactory to the Service Provider).

Aviation Services—Use of Helicopter	As set forth in Schedule A hereto, which shall be updated from time to time.

4.2	Service Recipient shall pay, or cause to be paid, within ten (10) days of receipt, any bills and invoices that it receives from the Service Provider for the Aviation Services provided under or pursuant to this Work Agreement, subject to receiving any appropriate support documentation for such bills and invoices and, more particularly, the provisions under Section 3.2 of the Master Services Agreement.

5.	TERMINATION OF WORK AGREEMENT

5.1	This Work Agreement shall terminate upon the first to occur of (i) mutual agreement of the Parties in writing, (ii) termination of the Master Services Agreement, (iii) termination of this Work Agreement by Melco Crown WA6 Parties upon the material breach by a Studio City WA6 Party of this Work Agreement which remains uncured after thirty (30) days of written notice provided by Melco Crown WA6 Parties of such breach, (iv) termination of this Work Agreement by Studio City WA6 Parties upon the material breach by a Melco Crown WA6 Party of this Work Agreement which remains uncured after thirty (30) days of written notice provided by Studio City WA6 Parties of such breach or (v) termination of this Work Agreement by Service Recipient subject to a 180 days prior written notice of termination delivered to Service Provider.

5.2	Upon termination, all Aviation Services under this Work Agreement shall cease and the Parties shall pay to each other all amounts owing hereunder for Aviation Services provided through the date of termination.

6.	ACCESSION

Any Studio City Party or Melco Crown Party may accede to this Work Agreement after the date hereof by executing a supplemental agreement in the form attached to the Master Services Agreement as Exhibit B, countersigned by Studio City Hotels Limited and MCE Transportation Limited. Upon such accession, such acceding Party will be a Studio City WA6 Party or a Melco Crown WA6 Party, as the case may be, for the purposes of this Work Agreement.

[Signature Page Follows]

Studio City Entertainment Limited

By:	/s/ Timothy Green NAUSS

Title:	Property CFO
Date:	December 21, 2015

Studio City Hotels Limited

By:	/s/ Timothy Green NAUSS

Title:	Property CFO
Date:	December 21, 2015

[Signature Page to Work Agreement #6 – Aviation Charges]

MCE Transportation Limited

By:	/s/ CHUNG, Yuk Man

Title:	Director
Date:	December 21, 2015

MCE Transportation Two Limited

By:	/s/ CHUNG, Yuk Man

Title:	Director
Date:	December 21, 2015

Melco Crown (Macau) Limited

By:	/s/ CHUNG, Yuk Man

Title:	Director
Date:	December 21, 2015

[Signature Page to Work Agreement #6 – Aviation Charges]

SCHEDULE A

Aviation Services—Helicopter

Roundtrip Flight Cost from Shun Tak to Macau Business Aviation Center (approximate flight time per single trip: 20 minutes):

$11,500.00 US Dollars

Roundtrip flight cost from Hong Kong International Airport to Macau Business Aviation Center (approximate Flight Time per single trip: 20 minutes):

$11,500.00 US Dollars